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                                                               EXHIBIT 99.(a)(5)
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                          OFFER TO PURCHASE FOR CASH
                    ALL OUTSTANDING SHARES OF COMMON STOCK
                                      OF
                            ELJER INDUSTRIES, INC.
                                      BY
                          ZURN ACQUISITION CO., INC.
                           A WHOLLY OWNED SUBSIDIARY
                                      OF
                             ZURN INDUSTRIES, INC.
                                      AT
                             $24.00 NET PER SHARE


 THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY
       TIME, ON TUESDAY, JANUARY 21, 1997, UNLESS THE OFFER IS EXTENDED.

To Our Clients:

  Enclosed for your consideration are the Offer to Purchase, dated December 20, 1996 (the "Offer to Purchase"), and the related Letter of Transmittal (which, together with any amendments or supplements thereto, collectively constitute the "Offer") and other materials relating to the offer by Zurn Acquisition Co., Inc., a Delaware corporation ("Purchaser") and a wholly owned subsidiary of Zurn Industries, Inc., a Pennsylvania corporation, to purchase all of the outstanding shares of common stock, par value $1.00 per share (the "Shares"), of Eljer Industries, Inc., a Delaware corporation (the "Company"), at a purchase price of $24.00 per Share, net to the seller in cash, upon the terms and subject to the conditions set forth in the Offer. Holders of Shares whose certificates for such Shares (the "Certificates") are not immediately available or who cannot deliver their Certificates and all other required documents to the depositary (the "Depositary") or complete the procedures for book-entry transfer on or prior to the Expiration Date (as defined in the Offer to Purchase) must tender their Shares according to the guaranteed delivery procedures set forth in Section 3 of the Offer to Purchase.

  We are (or our nominee is) the holder of record of Shares held by us for your account. A TENDER OF SUCH SHARES CAN BE MADE ONLY BY US AS THE HOLDER OF RECORD AND PURSUANT TO YOUR INSTRUCTIONS. THE LETTER OF TRANSMITTAL ACCOMPANYING THIS LETTER IS FURNISHED TO YOU FOR YOUR INFORMATION ONLY AND CANNOT BE USED BY YOU TO TENDER SHARES HELD BY US FOR YOUR ACCOUNT.

  Accordingly, we request instructions as to whether you wish to have us tender any or all of the Shares held by us for your account, upon the terms and subject to the conditions set forth in the Offer.

Your attention is directed to the following:

    1. The tender price is $24.00 per Share, net to the seller in cash.

    2. The Offer is conditional upon, among other things, there being validly tendered and not properly withdrawn on or prior to the Expiration Date that number of Shares which constitute at least 50.1% of the Shares outstanding on a fully-diluted basis on the date of purchase. The Offer is also subject to certain other conditions. See the Introduction and Sections 1 and 14 of the Offer to Purchase.

    3. The Offer is being made for all outstanding Shares.

    4. Tendering stockholders will not be obligated to pay brokerage fees or commissions or, except as set forth in Instruction 6 of the Letter of Transmittal, transfer taxes on the purchase of Shares by Purchaser pursuant to the Offer. However, federal income tax backup withholding at a rate of 31% may be required, unless an exemption is provided or unless the required taxpayer identification information is provided. See Instruction 10 of the Letter of Transmittal.
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    5. The Offer and withdrawal rights will expire at 12:00 midnight, New
  York City time, on Tuesday, January 21, 1997, unless the Offer is extended.

    6. The Board of Directors of the Company has determined that the Offer and the Merger (as defined in the Offer to Purchase) are fair to, and in the best interests of, the Company's stockholders, has approved the Merger Agreement (as defined in the Offer to Purchase), and the transactions contemplated by the Merger Agreement, including the Offer and the Merger, and recommends (subject to the limitations set forth in the Merger Agreement) that the Company's stockholders accept the Offer and tender all of their Shares pursuant to the Offer.

    7. Notwithstanding any other provision of the Offer, payment for Shares accepted for payment pursuant to the Offer will in all cases be made only after timely receipt by the Depositary of (a) Certificates pursuant to the procedures set forth in Section 3 of the Offer to Purchase, or a timely Book-Entry Confirmation (as defined in the Offer to Purchase) with respect to such Shares, (b) the Letter of Transmittal (or a manually signed facsimile thereof), properly completed and duly executed with any required signature guarantees or an Agent's Message (as defined in the Offer to Purchase) in connection with a book-entry transfer, and (c) any other documents required by the Letter of Transmittal. Accordingly, payment may not be made to all tendering stockholders at the same time depending upon when Certificates are actually received by the Depositary.

  The Offer is not being made to (nor will tenders be accepted from or on behalf of) holders of Shares residing in any jurisdiction in which the making of the Offer or acceptance thereof would not be in compliance with the laws of such jurisdiction. In any jurisdiction where the securities, blue sky or other laws require the Offer to be made by a licensed broker or dealer, the Offer shall be deemed to be made on behalf of the Purchaser by Deutsche Morgan Grenfell Inc., the Dealer Manager of the Offer, or one or more registered brokers or dealers licensed under the laws of such jurisdictions.

  If you wish to have us tender any or all of the Shares held by us for your account, please so instruct us by completing, executing, detaching and returning to us the instruction form set forth below. Please forward your instructions to us in ample time to permit us to submit a tender on your behalf prior to the Expiration Date. If you authorize the tender of your Shares, all such Shares will be tendered unless otherwise specified on the instruction form set forth below.

                                       2
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          INSTRUCTIONS WITH RESPECT TO THE OFFER TO PURCHASE FOR CASH
                    ALL OUTSTANDING SHARES OF COMMON STOCK
                                      OF
                            ELJER INDUSTRIES, INC.
                                      BY
                          ZURN ACQUISITION CO., INC.
                           A WHOLLY OWNED SUBSIDIARY
                                      OF
                             ZURN INDUSTRIES, INC.

  The undersigned acknowledge(s) receipt of your letter, the enclosed Offer to Purchase, dated December 20, 1996, and the related Letter of Transmittal (which, together with any amendments or supplements thereto, collectively constitute the "Offer") in connection with the offer by Zurn Acquisition Co., Inc., a Delaware corporation (the "Purchaser") and a wholly owned subsidiary of Zurn Industries, Inc., a Pennsylvania corporation, to purchase all of the outstanding shares of common stock, par value $1.00 per share (the "Shares"), of Eljer Industries, Inc., a Delaware corporation.

  This will instruct you to tender to the Purchaser the number of Shares indicated below (or if no number is indicated below, all Shares) which are held by you for the account of the undersigned, upon the terms and subject to the conditions set forth in the Offer.


 Number of Shares to be Tendered:* _________________________________________
 Date: _____________________________________________________________________
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                                   SIGN HERE
 Signature(s): _____________________________________________________________
 Print Name(s): ____________________________________________________________
 Print Address(es): ________________________________________________________
 Area Code and Telephone Number(s): ________________________________________
 Taxpayer Identification or Social Security Number(s): _____________________

* Unless otherwise indicated, it will be assumed that all Shares held by us for your account are to be tendered.